EXHIBIT 99

MB Financial, Inc.
800 West Madison Street
Chicago, Illinois 60607
(888) 422-6562
NASDAQ: MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail: jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS THIRD QUARTER RESULTS;
SUCCESSFULLY COMPLETES TAYLOR CAPITAL MERGER

CHICAGO, October 30, 2014 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A., today announced 2014 third quarter net income of $6.9 million compared to $23.1 million last quarter and $24.4 million in the third quarter a year ago.  Net income available to common stockholders was $4.9 million for the third quarter of 2014.

Key items for the third quarter include:

Completion of Taylor Capital Group, Inc. Merger:

•	We completed the Taylor Capital Group, Inc. ("Taylor Capital") merger on August 18, 2014.

•	Consideration paid was $639.8 million, including $519.3 million in common stock and $120.5 million in cash.

•	We issued 19.6 million shares of common stock as a result of the acquisition.

•
Each share of Taylor Capital’s Perpetual Non-Cumulative Preferred Stock, Series A was converted into one share of our Perpetual Non-Cumulative Preferred Stock, Series A with substantially identical terms.

•	The results of operations of Taylor Capital have been included in our results of operations for the 44 days since the date of acquisition.

•	We have made significant progress toward achieving targeted cost savings.

•	We successfully converted Taylor Capital's clients to MB data processing systems and products in September 2014.

Operating Earnings:

•
Operating earnings, which we define as earnings excluding non-core items, were $35.7 million for the third quarter of 2014 compared to $23.5 million last quarter and $26.0 million in the third quarter a year ago. A table reconciling net income, as reported to operating earnings is set forth below and in the “Non-GAAP Financial Information” section.

				Nine Months Ended
				September 30,
	3Q14	2Q14	3Q13	2014	2013
(dollars in thousands)
Net income, as reported	$6,901	$23,106	$24,400	$49,976	$74,599
Less non-core items:
Net (loss) gain on investment securities	(3,246)	(87)	1	(3,016)	14
Net loss on sale of other assets	(7)	(24)	—	(24)	—
Gain on extinguishment of debt	1,895	—	—	1,895	—
Merger related expenses	(27,161)	(488)	(1,759)	(28,329)	(1,759)
Loss on low-income housing investment	—	(96)	—	(2,124)	—
Contingent consideration expense - Celtic acquisition	(10,600)	—	—	(10,600)	—
Total non-core items	(39,119)	(695)	(1,758)	(42,198)	(1,745)
Income tax expense on non-core items	(10,295)	(266)	(174)	(11,416)	(168)
Non-core items, net of tax	(28,824)	(429)	(1,584)	(30,782)	(1,577)
Operating earnings	$35,725	$23,535	$25,984	$80,758	$76,176

In December 2012, we acquired Celtic Leasing Corp. ("Celtic"). The purchase consideration paid to Celtic's selling shareholders included the right to receive certain contingent payments based on the realization of residuals owned by Celtic on the transaction closing date. Given Celtic's stronger than expected lease residual performance subsequent to the acquisition, we have increased the fair value of the residual based contingent consideration by $10.6 million.

Net Interest Income Increased $27.5 million, or 40.5%, from the Prior Quarter and $26.7 million, or 38.8%, from the Third Quarter of 2013:

•
The increase in net interest income is primarily due to the Taylor Capital merger. Net interest income in the third quarter of 2014 included interest income of $6.2 million resulting from the accretion of the purchase accounting discount recorded on the loans acquired in the Taylor Capital merger ($5.9 million for non-purchased credit-impaired loans and $282 thousand for purchase credit-impaired loans).

•
Our fully tax equivalent net interest margin was 3.78% for the third quarter of 2014 compared to 3.53% for the prior quarter and 3.66% for the third quarter of 2013. Excluding the purchase accounting loan discount accretion ($6.2 million)on Taylor Capital loans, the Company's net interest margin on a fully tax equivalent basis would have been 3.54% for the third quarter of 2014.

Core Non-interest Income Increased $22.8 million, or 57.6%, from the Prior Quarter and $25.2 million, or 67.8%, from the Third Quarter of 2013:

•
Leasing revenues increased 19.3% from $14.9 million in second quarter of 2014 and 25.9% from $14.1 million in the third quarter of 2013 to $17.7 million in the third quarter of 2014 primarily due to higher fees and promotional revenue from the sale of third-party equipment maintenance contracts.

•	Mortgage banking revenue increased by $16.6 million due to the Taylor Capital merger.

•
Commercial deposit and treasury management fees increased 31.5% from $7.1 million in the second quarter of 2014 and 47.7% from $6.3 million in the third quarter of 2013 to $9.3 million in the third quarter of 2014 as a result of the Taylor Capital merger in addition to robust new customer activity prior to the merger.

•	Core non-interest income was 38.23% of revenues in the third quarter of 2014 compared to 35.22% in the prior quarter.

Core Non-interest Expense Increased $27.4 million, or 35.6%, from the Prior Quarter and $30.4 million, or 41.1%, from the Third Quarter of 2013:

•	The increase in the Company’s core non-interest expense from the prior quarter and third quarter of 2013 was primarily driven by the Taylor Capital merger.

•	The efficiency ratio for the third quarter of 2014 decreased to 63.46% from 67.68% in the prior quarter and 65.81% in the third quarter of 2013.

•	Net non-interest expense to average assets decreased to 1.35% in the third quarter of 2014 from 1.55% and 1.56% in the prior quarter and the third quarter of 2013, respectively.

Credit Quality Metrics:

•
We recorded a provision for credit losses of $3.1 million in the third quarter compared to a negative provision for credit losses of $2.0 million in the prior quarter and a negative provision for credit losses of $3.3 million in the third quarter of 2013.

•
The third quarter 2014 provision for credit losses included a negative provision for credit losses of $1.6 million for the legacy MB Financial portfolio and a positive provision of $4.7 million related to the acquired Taylor Capital portfolio for loan renewals subsequent to the acquisition date and the establishment of a corresponding general reserve for Taylor Capital loans in excess of the loan discount. We anticipate recording a provision related to the acquired portfolio in future quarters related to renewing Taylor loans which will largely offset the accretion from non-purchase credit impaired loans.

•	Non-performing loans decreased by $10.5 million from June 30, 2014, and potential problem loans decreased by $11.8 million from June 30, 2014.

RESULTS OF OPERATIONS

Third Quarter Results

Net Interest Income

Net interest income and net interest margin on a fully tax equivalent basis for the three and nine months ended September 30, 2014 were impacted by the Taylor Capital merger. Net interest income on a fully tax equivalent basis increased $28.0 million from the second quarter of 2014 to $101.7 million in the third quarter of 2014. The Company's net interest margin on a fully tax equivalent basis for the third quarter of 2014 increased 25 basis points to 3.78% compared to the second quarter of 2014.

Net interest income on a fully tax equivalent basis increased $26.9 million from the third quarter of 2013. Our net interest margin on a fully tax equivalent basis for the third quarter of 2014 increased 12 basis points compared to the third quarter of 2013.

Net interest income on a fully tax equivalent basis for the nine months ended September 30, 2014 increased $27.2 million from the nine months ended September 30, 2013. Our net interest margin on a fully tax equivalent basis for the nine months ended September 30, 2014 increased four basis points to 3.66% compared to the nine months ended September 30, 2013.

As noted earlier, on August 18, 2014, we completed the Taylor Capital merger. The acquired assets and assumed liabilities were recorded at fair value as required under the acquisition method of accounting. Fair value adjustments are amortized or accreted into net interest income over the remaining terms of the interest earning assets and interest bearing liabilities. The fair value adjustment on acquired loans had the most significant impact on net interest margin. Excluding the purchase accounting loan discount accretion on Taylor Capital loans, our net interest margin on a fully tax equivalent basis would have been 3.54% and 3.57% for the three and nine months ended September 30, 2014, respectively, compared to 3.66% and 3.62% for the three and nine months ended September 30, 2013.

In September 2014, we repositioned our balance sheet and shortened the duration of our investment securities portfolio to pre-merger levels by selling $468.7 million in investment securities and utilizing the proceeds from the sales to reduce short term FHLB advances. A $3.2 million loss was recognized on investment securities in the third quarter of 2014 as a result of this balance sheet repositioning.

In September 2014, we also redeemed all of the outstanding 9.75% junior subordinated notes relating to the trust preferred securities of TAYC Capital Trust I. These notes were originally issued by Taylor Capital and were assumed by us in connection with the merger. The TAYC Capital Trust I trust preferred securities, which had an aggregate outstanding liquidation amount of $45.4 million, were automatically redeemed as a result of our redemption of the junior subordinated notes. A $1.9 million gain on the early extinguishment of the trust preferred securities was recorded in other operating income in the third quarter of 2014, which represented the difference between the fair market value of these securities on August 18, 2014 and their aggregate liquidation amount at redemption.

Non-interest Income and Expense

We acquired Taylor Capital's mortgage operations through the merger. As there can be fluctuations in the mortgage operations from quarter to quarter based on the overall level of interest rates, we are presenting non-interest income and expense both including and excluding mortgage banking.

Non-interest Income (in thousands):

						Nine Months Ended
						September 30,
	3Q14			2Q14	3Q13	2014			2013
	Excluding Mortgage Banking	Mortgage Banking	Total			Excluding Mortgage Banking	Mortgage Banking	Total
Core non-interest income:
Key fee initiatives:
Lease financing, net	$17,719	$—	$17,719	$14,853	$14,070	$45,768	$—	$45,768	$45,435
Mortgage banking revenue	—	16,823	16,823	187	177	—	17,069	17,069	1,322
Commercial deposit and treasury management fees	9,345	—	9,345	7,106	6,327	23,595	—	23,595	18,322
Trust and asset management fees	5,712	—	5,712	5,405	4,799	16,324	—	16,324	14,167
Card fees	3,836	—	3,836	3,304	2,745	9,841	—	9,841	8,175
Capital markets and international banking service fees	1,472	—	1,472	1,360	972	3,810	—	3,810	2,719
Total key fee initiatives	38,084	16,823	54,907	32,215	29,090	99,338	17,069	116,407	90,140

Consumer and other deposit service fees	3,362	—	3,362	3,156	3,648	9,453	—	9,453	10,487
Brokerage fees	1,145	—	1,145	1,356	1,289	3,826	—	3,826	3,680
Loan service fees	1,069	—	1,069	916	1,427	2,950	—	2,950	4,349
Increase in cash surrender value of life insurance	855	—	855	834	851	2,516	—	2,516	2,537
Other operating income	1,145	—	1,145	1,162	942	3,106	—	3,106	3,179
Total core non-interest income	45,660	16,823	62,483	39,639	37,247	121,189	17,069	138,258	114,372
Non-core non-interest income:
Net (loss) gain on investment securities	(3,246)	—	(3,246)	(87)	1	(3,016)	—	(3,016)	14
Net loss on sale of other assets	(7)	—	(7)	(24)	—	(24)	—	(24)	—
Gain on extinguishment of debt	1,895	—	1,895	—	—	1,895	—	1,895	—
(Decrease) increase in market value of assets held in trust for deferred compensation (1)	(38)	—	(38)	400	459	514	—	514	963
Total non-core non-interest income	(1,396)	—	(1,396)	289	460	(631)	—	(631)	977

Total non-interest income	$44,264	$16,823	$61,087	$39,928	$37,707	$120,558	$17,069	$137,627	$115,349

(1)	Resides in other operating income in the consolidated statements of income.

Core non-interest income for the third quarter of 2014 increased 57.6% to $62.5 million from the second quarter of 2014. Excluding mortgage banking, core non-interest income increased by 15.2%.

•
Leasing revenues increased due to higher fees and promotional revenue from the sale of third-party equipment maintenance contracts. The Company acquired another leasing subsidiary, Cole Taylor Equipment Finance, through the Taylor Capital merger. Cole Taylor Equipment Finance contributed approximately $404 thousand to leasing revenues in the third quarter of 2014 since the date of acquisition.

•	Commercial deposit and treasury management fees increased due to the increased customer base as a result of the Taylor Capital merger and new customer activity prior to the merger.

•	Card fees increased due to the full quarter impact of a new payroll prepaid card program that started in the second quarter of 2014.

•	Trust and asset management fees increased due to the addition of new customers and the impact of higher equity values.

Core non-interest income for the nine months ended September 30, 2014 increased 20.9% to $138.3 million from the nine months ended September 30, 2013. Excluding mortgage banking, core non-interest income increased by 6.0%.

•	Commercial deposit and treasury management fees increased due to robust new customer activity as well as the increased customer base as a result of the Taylor Capital merger.

•	Trust and asset management fees increased due to the addition of new customers and the impact of higher equity values.

•	Card fees increased due to a new payroll prepaid card program as well as higher credit card fees.

•	Capital markets and international banking services fees increased due to higher M&A advisory and syndication fees.

•	Loan service fees decreased due to lower late, prepayment and miscellaneous loan fees collected.

•	Consumer and other deposit service fees decreased due to lower demand deposit service and NSF and overdraft charges.

Non-core non-interest income for the quarter and nine months ended September 30, 2014 was impacted by the net loss on investment securities and the gain on extinguishment of debt as a result of the balance sheet repositioning that occurred in September 2014.

Non-interest Expense (in thousands):

						Nine Months Ended
						September 30,
	3Q14			2Q14	3Q13	2014			2013
	Excluding Mortgage Banking	Mortgage Banking	Total			Excluding Mortgage Banking	Mortgage Banking	Total
Core non-interest expense:(1)
Salaries and employee benefits	$54,911	$10,360	$65,271	$46,222	$44,459	$145,254	$10,360	$155,614	$131,378
Occupancy and equipment expense	10,659	655	11,314	9,504	8,797	29,755	655	30,410	27,609
Computer services and telecommunication expense	5,377	817	6,194	4,909	4,870	15,357	817	16,174	13,374
Advertising and marketing expense	1,879	94	1,973	2,113	1,917	5,983	94	6,077	6,187
Professional and legal expense	2,194	307	2,501	1,488	1,408	5,051	307	5,358	4,056
Other intangible amortization expense	1,470	—	1,470	1,174	1,513	3,884	—	3,884	4,595
Net loss (gain) recognized on other real estate owned (A)	1,339	9	1,348	204	754	1,665	9	1,674	(1,020)
Net loss (gain) recognized on other real estate owned related to FDIC transactions (A)	421	—	421	(13)	37	473	—	473	126
Other real estate expense, net (A)	409	—	409	337	240	1,142	—	1,142	572
Other operating expenses	11,512	2,065	13,577	11,108	10,052	31,840	2,065	33,905	28,348
Total core non-interest expense	90,171	14,307	104,478	77,046	74,047	240,404	14,307	254,711	215,225
Non-core non-interest expense: (1)
Merger related expenses (B)	27,161	—	27,161	488	1,759	28,329	—	28,329	1,759
Loss on low to moderate income real estate investment (C)	—	—	—	96	—	2,124	—	2,124	—
Contingent consideration - Celtic acquisition (C)	10,600	—	10,600	—	—	10,600	—	10,600	—
(Decrease) increase in market value of assets held in trust for deferred compensation (D)	(38)	—	(38)	400	459	514	—	514	963
Total non-core non-interest expense	37,723	—	37,723	984	2,218	41,567	—	41,567	2,722

Total non-interest expense	$127,894	$14,307	$142,201	$78,030	$76,265	$281,971	$14,307	$296,278	$217,947

(1)
Letters denote the corresponding line items where these non-core non-interest expense items reside in the consolidated statements of income as follows:  A – Net (gain) loss recognized on other real estate owned and other expense, B – Salaries and employee benefits, occupancy and equipment expense, computer services and telecommunication expense, advertising and marketing expense, professional and legal expense and other operating expenses, C – Other operating expenses, D – Salaries and employee benefits.

Core non-interest expense increased by $27.4 million, or 35.6%, from the second quarter of 2014 to $104.5 million for the third quarter of 2014. Excluding mortgage banking, core non-interest expense increased by $13.1 million, or 17.0%.

•	Salaries and employee benefits increased primarily due to increased staff from the Taylor Capital merger.

•	Occupancy and equipment expense increased due to the additional offices acquired in the Taylor Capital merger.

•
Computer services and telecommunication expenses increased primarily due to an increase in spending on IT security, data warehouse and investments in our key fee initiatives, as well as due to the Taylor Capital merger.

Core non-interest expense increased by $39.5 million, or 18.3%, from the nine months ended September 30, 2013 to $254.7 million for the nine months ended September 30, 2014. Excluding mortgage banking, core non-interest expense increased by $25.2 million, or 11.7%.

•
Salaries and employee benefits increased due to annual salary increases, long-term incentive expense, health insurance and temporary staffing needs, and the increased staff from the Taylor Capital merger.

•
Other operating expense increased primarily as a result of an increase in filing and other loan expense, higher FDIC assessments due to our larger balance sheet and higher currency delivery expenses related to new treasury management accounts.

•
Computer services and telecommunication expenses increased due primarily to an increase in spending on IT security, data warehouse, investments in our key fee initiatives, as well as higher transaction volumes in the leasing, treasury management and card areas. The increase was also due to increased telecommunication expense related to transitioning to a new provider.

Non-core non-interest expense was primarily impacted by the merger related expenses for the Taylor Capital merger and the contingent consideration expense related to our acquisition of Celtic Leasing Corp.

The following table presents the detail of the merger related expenses (dollars in thousands):

						Nine Months Ended
						September 30,
	3Q14	2Q14	1Q14	4Q13	3Q13	2014	2013
Merger related expenses:
Salaries and employee benefits	$14,259	$—	$104	$—	$—	$14,363	$—
Occupancy and equipment expense	428	14	—	—	—	442	—
Computer services and telecommunication expense	5,312	170	13	—	—	5,495	—
Advertising and marketing expense	262	108	90	4	—	460	—
Professional and legal expense	6,363	79	410	717	1,694	6,852	1,694
Other operating expenses	537	117	63	3	65	717	65
Total merger related expenses	$27,161	$488	$680	$724	$1,759	$28,329	$1,759

We expect to incur additional merger related expenses in the next few quarters primarily in the area of occupancy and equipment expense.

Income Tax Expense

Income tax expense was $4.5 million for the third quarter of 2014, compared to $8.8 million for the second quarter of 2014, a decrease of 49.1%. The reduction in income tax expense is primarily due to the 64.3% decrease in income before taxes from $31.9 million in the second quarter of 2014 to $11.4 million in the third quarter of 2014, partially offset by certain costs incurred in the third quarter of 2014 that were not currently deductible for tax purposes. These include the contingent consideration expense related to the Celtic acquisition and certain legal and professional fees associated with the Taylor Capital merger.

Operating Segments

The Company's operations consist of three reportable operating segments: banking, leasing and mortgage banking. The banking segment generates its revenues primarily from its lending and deposit gathering activities. The leasing segment generates its revenues through lease originations and related services offered through the Company's leasing subsidiaries: LaSalle Systems Leasing, Inc., Celtic Leasing Corp. and Cole Taylor Equipment Finance. The mortgage banking segment originates residential mortgage loans for sale to investors through its retail and third party channels. The mortgage banking segment also services residential mortgage loans owned by investors and the Company. The segment information incorporates the result of Taylor Capital for 44 days subsequent to the merger date.

The following table presents summary financial information, adjusted for funds transfer pricing and internal allocations of certain expenses, for the reportable segments (in thousands):

	Banking	Leasing	Mortgage Banking	Non-core Items	Consolidated
Three months ended September 30, 2014
Net interest income	$88,863	$3,216	$3,533	$—	$95,612
Provision for credit losses	3,172	(58)	(5)	—	3,109
Non-interest income	29,323	16,299	16,823	(1,358)	61,087
Non-interest expense	79,564	9,721	15,155	37,761	142,201
Income tax expense	9,008	3,693	2,082	(10,295)	4,488
Net income	$26,442	$6,159	$3,124	$(28,824)	$6,901
Three months ended June 30, 2014
Net interest income	$65,266	$2,806	$—	$—	$68,072
Provision for credit losses	(1,764)	(186)	—	—	(1,950)
Non-interest income	25,789	14,063	187	(111)	39,928
Non-interest expense	67,346	10,100	—	584	78,030
Income tax expense	6,415	2,665	—	(266)	8,814
Net income	$19,058	$4,290	$187	$(429)	$23,106

The following table presents additional information regarding the mortgage banking segment (dollars in thousands) for the 44 days subsequent to the Taylor Capital Merger:

3Q14
Origination volume	$724,713
Refinance	35%
Purchase	65%

Origination volume by channel:
Retail	18%
Third party	82%

Mortgage servicing book (unpaid principal balance of loans serviced for others) at September 30, 2014	$21,989,278
Mortgage servicing rights, recorded at fair value, at September 30, 2014	$249,376
Notional value of rate lock commitments, at September 30, 2014	$610,818

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on period end balances as of the dates indicated (dollars in thousands):

	9/30/2014				6/30/2014		9/30/2013
	Legacy	Acquired (1)	Total	% of Total	Amount	% of Total	Amount	% of Total
Commercial related credits:
Commercial loans	$1,343,085	$1,736,188	$3,079,273	34%	$1,272,200	23%	$1,169,009	21%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,498,121	133,539	1,631,660	18	1,515,446	27	1,468,814	26
Commercial real estate	1,648,295	1,002,229	2,650,524	30	1,619,322	29	1,638,368	29
Construction real estate	70,428	161,114	231,542	3	116,996	2	136,146	2
Total commercial related credits	4,559,929	3,033,070	7,592,999	85	4,523,964	81	4,412,337	78
Other loans:
Residential real estate	308,982	207,891	516,873	5	309,234	6	311,256	6
Indirect vehicle	273,038	—	273,038	3	272,841	5	257,740	5
Home equity	237,090	25,887	262,977	3	245,135	4	274,484	5
Consumer loans	68,050	978	69,028	1	70,584	1	57,418	1
Total other loans	887,160	234,756	1,121,916	12	897,794	16	900,898	17
Gross loans excluding purchased credit impaired and covered loans	5,447,089	3,267,826	8,714,915	97	5,421,758	97	5,313,235	95
Purchased credit impaired including covered loans (2)	89,247	178,855	268,102	3	134,966	3	273,497	5
Total loans	$5,536,336	$3,446,681	$8,983,017	100%	$5,556,724	100%	$5,586,732	100%

(1)	Acquired loans refer to the September 30, 2014 balance for loans acquired in the Taylor Capital merger.

(2)	Covered loans refer to loans we acquired in FDIC-assisted transactions that have been subject to loss-sharing agreements with the FDIC.

Legacy gross loans excluding covered loans increased $25.3 million from $5.4 billion at June 30, 2014. This increase was primarily due to growth in the commercial loans category.

ASSET QUALITY

The following table presents a summary of criticized assets (excluding loans held for sale, purchased credit-impaired loans and other real estate owned acquired as part of our FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Non-performing loans:
Non-accrual loans (1)	$97,580	$108,414	$118,023	$106,115	$102,042
Loans 90 days or more past due, still accruing interest	2,681	2,363	747	446	410
Total non-performing loans	100,261	110,777	118,770	106,561	102,452
Other real estate owned	19,179	20,306	20,928	23,289	31,356
Repossessed assets	126	73	772	840	861
Total non-performing assets	$119,566	$131,156	$140,470	$130,690	$134,669
Potential problem loans (2)	$51,690	$63,477	$68,785	$79,589	$96,410

Total allowance for loan losses	$102,810	$100,910	$106,752	$111,746	$118,031
Accruing restructured loans (3)	18,277	26,793	25,797	29,430	29,911
Total non-performing loans to total loans	1.12%	1.99%	2.13%	1.87%	1.83%
Total non-performing assets to total assets	0.82	1.34	1.49	1.36	1.45
Allowance for loan losses to non-performing loans	102.54	91.09	89.88	104.87	115.21

(1)
Includes $22.4 million, $14.5 million, $15.6 million, $25.0 million and $22.3 million of restructured loans on non-accrual status at September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013 and September 30, 2013, respectively.

(2)
We define potential problem loans as loans rated substandard that do not meet the definition of a non-performing loan.  Potential problem loans carry a higher probability of default and require additional attention by management.

(3)
Accruing restructured loans consist primarily of residential real estate and home equity loans that have been modified and are performing in accordance with those modified terms as of the dates indicated.

The following table presents data related to non-performing loans by category (excluding loans held for sale and credit-impaired loans that were acquired as part of our FDIC-assisted transactions and Taylor Capital merger) as of the dates indicated (in thousands):

	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Commercial and lease	$22,985	$36,807	$42,532	$22,348	$22,293
Commercial real estate	42,832	48,751	49,541	58,292	54,276
Construction real estate	337	337	782	475	496
Consumer related	34,107	24,882	25,915	25,446	25,387
Total non-performing loans	$100,261	$110,777	$118,770	$106,561	$102,452

The increase in consumer non-performing loans relates to a group of restructured loans that are less than 90 days past due that are now reported as non-performing.

The following table represents a summary of other real estate owned (excluding other real estate owned related to assets acquired in FDIC-assisted transactions) as of the dates indicated (in thousands):

	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Balance at the beginning of quarter	$20,306	$20,928	$23,289	$31,356	$32,993
Transfers in at fair value less estimated costs to sell	221	112	539	104	1,846
Acquired from business combination	5,082	—	—	—	—
Capitalized other real estate owned costs	—	—	—	21	45
Fair value adjustments	(2,083)	(286)	(140)	(176)	(741)
Net gains (losses) on sales of other real estate owned	735	82	18	1,007	(13)
Cash received upon disposition	(5,082)	(530)	(2,778)	(9,023)	(2,774)
Balance at the end of quarter	$19,179	$20,306	$20,928	$23,289	$31,356

Below is a reconciliation of the activity in our allowance for credit and loan losses for the periods indicated (dollars in thousands):

						Nine Months Ended
						September 30,
	3Q14	2Q14	1Q14	4Q13	3Q13	2014	2013
Allowance for credit losses, balance at the beginning of period	$103,905	$108,395	$113,462	$119,725	$125,497	$113,462	$128,279
Allowance for unfunded credit commitments acquired through business combination	1,261	—	—	—	—	1,261	—
Utilization of allowance for unfunded credit commitments	(637)	—	—	—	—	(637)	—
Provision for credit losses - legacy	(1,600)	(1,950)	1,150	(3,000)	(3,304)	(2,400)	(2,804)
Provision for credit losses - acquired Taylor Capital loan portfolio renewals	4,709	—	—	—	—	4,709	—
Charge-offs:
Commercial loans	606	446	90	676	1,686	1,142	3,030
Commercial loans collateralized by assignment of lease payments (lease loans)	—	40	—	—	—	40	—
Commercial real estate	1,027	1,727	7,156	2,386	1,236	9,910	5,131
Construction real estate	5	14	56	125	26	75	855
Residential real estate	740	433	265	722	713	1,438	2,074
Home equity	566	817	619	1,145	437	2,002	2,547
Indirect vehicle	1,043	583	920	981	572	2,546	1,930
Consumer loans	497	590	495	572	485	1,582	1,501
Total charge-offs	4,484	4,650	9,601	6,607	5,155	18,735	17,068
Recoveries:
Commercial loans	564	696	1,628	1,348	579	2,888	1,808
Commercial loans collateralized by assignment of lease payments (lease loans)	425	130	—	—	—	555	1,131
Commercial real estate	2,227	567	485	672	966	3,279	5,353
Construction real estate	25	77	99	789	420	201	827
Residential real estate	4	6	519	18	48	529	461
Home equity	46	127	133	152	228	306	442
Indirect vehicle	402	439	442	300	372	1,283	1,111
Consumer loans	65	68	78	65	74	211	185
Total recoveries	3,758	2,110	3,384	3,344	2,687	9,252	11,318
Total net charge-offs	726	2,540	6,217	3,263	2,468	9,483	5,750
Allowance for credit losses	106,912	103,905	108,395	113,462	119,725	106,912	119,725
Allowance for unfunded credit commitments	(4,102)	(2,995)	(1,643)	(1,716)	(1,694)	(4,102)	(1,694)
Allowance for loan losses	$102,810	$100,910	$106,752	$111,746	$118,031	$102,810	$118,031

Total loans, excluding loans held for sale	$8,983,017	$5,556,724	$5,568,315	$5,712,551	$5,586,732	$8,983,017	$5,586,732
Average loans, excluding loans held for sale	7,182,146	5,516,735	5,606,877	5,572,759	5,555,036	6,107,690	5,616,855
Ratio of allowance for loan losses to total loans, excluding loans held for sale	1.14%	1.82%	1.92%	1.96%	2.11%	1.14%	2.11%
Ratio of allowance for loan losses to total legacy loans plus Taylor renewed loans, excluding loans held for sale (1)	1.83	1.82	1.92	1.96	2.11	1.83	2.11
Net loan charge-offs to average loans, excluding loans held for sale (annualized)	0.04	0.18	0.45	0.23	0.18	0.21	0.14

(1)	Taylor renewed loans totaled $92.6 million at September 30, 2014.

The following table presents the three elements of the Company's allowance for loan losses (in thousands):

	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Commercial related loans:
General reserve	$76,604	$70,855	$75,695	$78,270	$87,112
Specific reserve	5,802	10,270	11,325	12,834	12,378
Consumer related reserve	20,404	19,785	19,732	20,642	18,541
Total allowance for loan losses	$102,810	$100,910	$106,752	$111,746	$118,031

Specific reserves decreased during the quarter due to an improvement in credit quality on impaired loans.

Although management believes that adequate loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of loan loss allowances may become necessary.

Purchased loans acquired in a business combination are recorded at estimated fair value on their purchase date without a carryover of the related allowance for loan losses. These acquired loans are segregated into three types: pass rated loans with no discount attributable to credit quality, non-impaired loans with a discount attributable at least in part to credit quality and impaired loans with evidence of significant credit deterioration.

•
Pass rated loans (typically performing loans) are accounted for in accordance with ASC 310-20 "Nonrefundable Fees and Other Costs" as these loans do not have evidence of credit deterioration since origination.

•	Non-impaired loans (typically performing substandard loans) are accounted for in accordance with ASC 310-30 if they display at least some level of credit deterioration since origination.

•	Impaired loans (typically substandard loans on non-accrual status) are accounted for in accordance with ASC 310-30 as they display significant credit deterioration since origination.

For pass rated loans (non-purchased credit impaired loans), the difference between the estimated fair value of the loans and the principal outstanding is accreted over the remaining life of the loans. We anticipate recording a provision for the acquired portfolio in future quarters related to renewing Taylor loans which will largely offset the accretion from the pass rated loans.

In accordance with ASC 310-30, for both purchased non-impaired loans and purchased impaired loans ("PCI loans"), the difference between contractually required payments at acquisition and the cash flows expected to be collected is referred to as the non-accretable difference. Further, any excess of cash flows expected at acquisition over the estimated fair value is referred to as the accretable yield and is recognized into interest income over the remaining life of the loan when there is a reasonable expectation about the amount and timing of such cash flows.

Changes in the purchase accounting discount for loans acquired in the Taylor Capital merger were as follows for the three months ended September 30, 2014 (in thousands):

	Non-Accretable Discount - PCI Loans	Accretable Discount - PCI Loans	Accretable Discount - Non-PCI Loans	Total
Balance at beginning of period	$—	$—	$—	$—
Purchases	30,042	3,252	77,186	110,480
Charge-offs	(1,062)	—	—	(1,062)
Accretion	—	(282)	(5,892)	(6,174)
Balance at end of period	$28,980	$2,970	$71,294	$103,244

INVESTMENT SECURITIES

The following table sets forth, by type, the fair value and amortized cost of our investment securities, excluding FHLB and FRB stock, as well as the unrealized gain of our investment securities available for sale (in thousands):

	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Securities available for sale:
Fair value
Government sponsored agencies and enterprises	$65,829	$51,727	$51,836	$52,068	$52,527
States and political subdivisions	409,033	19,498	19,350	19,143	19,312
Mortgage-backed securities	1,006,102	797,783	726,439	754,174	744,722
Corporate bonds	267,239	275,529	273,853	283,070	263,021
Equity securities	10,447	10,421	10,572	10,457	10,541
Total fair value	$1,758,650	$1,154,958	$1,082,050	$1,118,912	$1,090,123

Amortized cost
Government sponsored agencies and enterprises	$64,809	$50,096	$50,291	$50,486	$50,678
States and political subdivisions	391,900	19,228	19,285	19,398	19,461
Mortgage-backed securities	999,630	786,496	717,548	747,306	736,070
Corporate bonds	265,720	271,351	272,490	284,083	265,293
Equity securities	10,470	10,414	10,703	10,649	10,574
Total amortized cost	$1,732,529	$1,137,585	$1,070,317	$1,111,922	$1,082,076

Unrealized gain, net
Government sponsored agencies and enterprises	$1,020	$1,631	$1,545	$1,582	$1,849
States and political subdivisions	17,133	270	65	(255)	(149)
Mortgage-backed securities	6,472	11,287	8,891	6,868	8,652
Corporate bonds	1,519	4,178	1,363	(1,013)	(2,272)
Equity securities	(23)	7	(131)	(192)	(33)
Total unrealized gain, net	$26,121	$17,373	$11,733	$6,990	$8,047

Securities held to maturity, at amortized cost:
States and political subdivisions	$760,674	$993,937	$940,610	$932,955	$941,273
Mortgage-backed securities	244,675	247,455	248,082	249,578	252,271
Total amortized cost	$1,005,349	$1,241,392	$1,188,692	$1,182,533	$1,193,544

During the third quarter of 2014, the Company repositioned its balance sheet subsequent to the Taylor Capital merger and sold certain longer-term and lower-coupon investment securities with an approximate carrying amount of $468.7 million. These investment security sales shortened the overall duration of the investment securities portfolio to pre-merger levels. Also as a part of the balance sheet repositioning, securities of states and political subdivisions with an approximate fair value of $291.2 million were transferred from held to maturity to available for sale during the third quarter of 2014. As a result of the repositioning, we recognized a net loss of $3.2 million.

DEPOSIT MIX

The following table shows the composition of deposits based on period end balances as of the dates indicated (dollars in thousands):

	9/30/2014				6/30/2014		9/30/2013
	Legacy	Acquired (1)	Total	% of Total	Amount	% of Total	Amount	% of Total
Low cost deposits:
Noninterest bearing deposits	$2,658,102	$1,149,452	$3,807,554	34%	$2,605,367	34%	$2,269,367	31%
Money market and NOW accounts	2,884,296	1,312,870	4,197,166	37	2,932,089	38	2,680,127	37
Savings accounts	892,183	39,802	931,985	8	872,324	11	843,671	12
Total low cost deposits	6,434,581	2,502,124	8,936,705	79	6,409,780	83	5,793,165	80
Certificates of deposit:
Certificates of deposit	1,114,292	531,708	1,646,000	15	1,137,262	14	1,266,989	17
Brokered deposit accounts	189,135	466,708	655,843	6	216,022	3	238,532	3
Total certificates of deposit	1,303,427	998,416	2,301,843	21	1,353,284	17	1,505,521	20
Total deposits	$7,738,008	$3,500,540	$11,238,548	100%	$7,763,064	100%	$7,298,686	100%

(1)	Acquired deposits refer to the September 30, 2014 balance for deposits acquired in the Taylor Capital transaction.

Total legacy deposits decreased $25.1 million from $7.8 billion at June 30, 2014 primarily due to the decrease in certificates of deposit. Legacy low cost deposits increased by $24.8 million from June 30, 2014. Shortly after the acquisition the rates paid on the Taylor Capital deposit products, primarily affecting money markets and certificates of deposit, were reduced to align with the Company’s current rate offerings. We expect to see a decline in balances from rate sensitive customers over the next few quarters.

CAPITAL

Tangible book value per common share decreased to $15.36 at September 30, 2014 compared to $15.83 a year ago and $16.81 last quarter.

Our regulatory capital ratios remain strong. MB Financial Bank, N.A. was categorized as “well capitalized” at September 30, 2014 under the Prompt Corrective Action (“PCA”) provisions.

FORWARD-LOOKING STATEMENTS

When used in this press release and in reports filed with or furnished to the Securities and Exchange Commission, in other press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the recently completed MB Financial-Taylor Capital merger and our other merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the possibility that the expected benefits of the other acquisition transactions we previously completed will not be realized; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans we originate and loans we acquire from other financial institutions; (4) results of examinations by the Office of Comptroller of Currency, the Federal Reserve Board, the Consumer Financial Protection Bureau and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses or write-down assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the possibility that our mortgage banking business may increase volatility in our revenues and earnings and the possibility that the profitability of our mortgage banking business could be significantly reduced if we are unable to originate and sell mortgage loans at profitable margins; (8) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (9) fluctuations in real estate values; (10) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market-place; (11) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (12) our ability to access cost-effective funding; (13) changes in financial markets; (14) changes in economic conditions in general and in the Chicago metropolitan area in particular; (15) the costs, effects and outcomes of litigation; (16) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (17) changes in accounting principles, policies or guidelines; (18) our future acquisitions of other depository institutions or lines of business; and (19) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
As of the dates indicated
(In thousands)

	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
ASSETS
Cash and due from banks	$267,405	$294,475	$268,803	$205,193	$215,017
Interest earning deposits with banks	179,391	466,820	244,819	268,266	41,700
Total cash and cash equivalents	446,796	761,295	513,622	473,459	256,717
Federal funds sold	—	10,000	7,500	42,950	47,500
Investment securities:
Securities available for sale, at fair value	1,758,650	1,154,958	1,082,050	1,118,912	1,090,123
Securities held to maturity, at amortized cost	1,005,349	1,241,392	1,188,692	1,182,533	1,193,544
Non-marketable securities - FHLB and FRB Stock	75,569	51,432	51,432	51,417	50,870
Total investment securities	2,839,568	2,447,782	2,322,174	2,352,862	2,334,537
Loans held for sale	553,627	1,219	802	629	1,120
Loans:
Total loans, excluding purchased credit impaired and covered loans	8,714,915	5,421,758	5,394,638	5,476,831	5,313,235
Purchased credit impaired including covered loans	268,102	134,966	173,677	235,720	273,497
Total loans	8,983,017	5,556,724	5,568,315	5,712,551	5,586,732
Less: Allowance for loan losses	102,810	100,910	106,752	111,746	118,031
Net loans	8,880,207	5,455,814	5,461,563	5,600,805	5,468,701
Lease investments, net	137,120	127,194	122,589	131,089	112,491
Premises and equipment, net	244,314	224,245	221,711	221,065	220,574
Cash surrender value of life insurance	132,697	131,842	131,008	130,181	129,332
Goodwill	698,946	423,369	423,369	423,369	423,369
Other intangibles	44,544	21,014	22,188	23,428	24,917
Mortgage servicing rights, at fair value	249,376	344	378	413	430
Other real estate owned, net	19,179	20,306	20,928	23,289	31,356
Other real estate owned related to FDIC transactions	22,028	15,349	22,682	20,472	24,792
FDIC indemnification asset	2,205	4,607	8,055	11,675	11,074
Other assets	235,436	174,311	158,734	185,741	170,708
Total assets	$14,506,043	$9,818,691	$9,437,303	$9,641,427	$9,257,618
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$3,807,554	$2,605,367	$2,435,868	$2,375,863	$2,269,367
Interest bearing	7,430,994	5,157,697	5,049,879	5,005,396	5,029,319
Total deposits	11,238,548	7,763,064	7,485,747	7,381,259	7,298,686
Short-term borrowings	667,160	229,809	189,872	493,389	240,600
Long-term borrowings	77,269	71,473	65,664	62,159	62,428
Junior subordinated notes issued to capital trusts	185,681	152,065	152,065	152,065	152,065
Accrued expenses and other liabilities	346,017	236,964	200,175	225,873	194,371
Total liabilities	12,514,675	8,453,375	8,093,523	8,314,745	7,948,150
Stockholders' Equity
Preferred stock	115,280	—	—	—	—
Common stock	751	553	553	551	551
Additional paid-in capital	1,256,050	742,824	740,245	738,053	736,294
Retained earnings	606,097	611,741	595,301	581,998	564,779
Accumulated other comprehensive income	18,431	13,034	10,362	8,383	9,918
Treasury stock	(6,692)	(4,295)	(4,132)	(3,747)	(3,525)
Controlling interest stockholders' equity	1,989,917	1,363,857	1,342,329	1,325,238	1,308,017
Noncontrolling interest	1,451	1,459	1,451	1,444	1,451
Total stockholders' equity	1,991,368	1,365,316	1,343,780	1,326,682	1,309,468
Total liabilities and stockholders' equity	$14,506,043	$9,818,691	$9,437,303	$9,641,427	$9,257,618

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data) (Unaudited)

						Nine Months Ended
						September 30,
	3Q14	2Q14	1Q14	4Q13	3Q13	2014	2013
Interest income:
Loans	$82,167	$55,905	$56,244	$58,053	$60,115	$194,316	$180,489
Investment securities:
Taxable	11,028	8,794	8,146	7,334	6,330	27,968	18,749
Nontaxable	9,041	8,285	8,067	8,166	8,175	25,393	24,399
Federal funds sold and other interest earning accounts	225	281	118	276	200	624	429
Total interest income	102,461	73,265	72,575	73,829	74,820	248,301	224,066
Interest expense:
Deposits	4,615	3,754	3,769	3,966	4,433	12,138	15,274
Borrowings	2,234	1,439	1,478	1,600	1,479	5,151	4,719
Total interest expense	6,849	5,193	5,247	5,566	5,912	17,289	19,993
Net interest income	95,612	68,072	67,328	68,263	68,908	231,012	204,073
Provision for credit losses	3,109	(1,950)	1,150	(3,000)	(3,304)	2,309	(2,804)
Net interest income after provision for credit losses	92,503	70,022	66,178	71,263	72,212	228,703	206,877
Non-interest income:
Lease financing, net	17,719	14,853	13,196	15,808	14,070	45,768	45,435
Mortgage banking revenue	16,823	187	59	342	177	17,069	1,322
Commercial deposit and treasury management fees	9,345	7,106	7,144	6,545	6,327	23,595	18,322
Trust and asset management fees	5,712	5,405	5,207	4,975	4,799	16,324	14,167
Card fees	3,836	3,304	2,701	2,838	2,745	9,841	8,175
Capital markets and international banking service fees	1,472	1,360	978	841	972	3,810	2,719
Consumer and other deposit service fees	3,362	3,156	2,935	3,481	3,648	9,453	10,487
Brokerage fees	1,145	1,356	1,325	1,227	1,289	3,826	3,680
Loan service fees	1,069	916	965	1,214	1,427	2,950	4,349
Increase in cash surrender value of life insurance	855	834	827	848	851	2,516	2,537
Net (loss) gain on investment securities	(3,246)	(87)	317	(15)	1	(3,016)	14
Net (loss) gain on sale of assets	(7)	(24)	7	(323)	—	(24)	—
Gain on early extinguishment of debt	1,895	—	—	—	—	1,895	—
Other operating income	1,107	1,562	951	1,264	1,401	3,620	4,142
Total non-interest income	61,087	39,928	36,612	39,045	37,707	137,627	115,349
Non-interest expense:
Salaries and employee benefits	79,492	46,622	44,377	45,517	44,918	170,491	132,341
Occupancy and equipment expense	11,742	9,518	9,592	9,269	8,797	30,852	27,609
Computer services and telecommunication expense	11,506	5,079	5,084	5,509	4,870	21,669	13,374
Advertising and marketing expense	2,235	2,221	2,081	2,085	1,917	6,537	6,187
Professional and legal expense	8,864	1,567	1,779	3,057	3,102	12,210	5,750
Other intangible amortization expense	1,470	1,174	1,240	1,489	1,513	3,884	4,595
Net loss (gain) recognized on other real estate owned and other expense	2,178	528	583	(459)	1,031	3,289	(322)
Other operating expenses	24,714	11,321	11,311	10,174	10,117	47,346	28,413
Total non-interest expense	142,201	78,030	76,047	76,641	76,265	296,278	217,947
Income before income taxes	11,389	31,920	26,743	33,667	33,654	70,052	104,279
Income tax expense	4,488	8,814	6,774	9,811	9,254	20,076	29,680
Net income	6,901	23,106	19,969	23,856	24,400	49,976	74,599
Dividends on preferred shares	2,000	—	—	—	—	2,000	—
Net income available to common stockholders	$4,901	$23,106	$19,969	$23,856	$24,400	$47,976	$74,599

						Nine Months Ended
						September 30,
	3Q14	2Q14	1Q14	4Q13	3Q13	2014	2013
Common share data:
Basic earnings per common share	$0.08	$0.42	$0.37	$0.44	$0.45	$0.83	$1.37
Diluted earnings per common share	0.08	0.42	0.36	0.43	0.44	0.82	1.36
Weighted average common shares outstanding for basic earnings per common share	63,972,902	54,669,868	54,639,951	54,622,584	54,565,089	57,795,094	54,471,541
Weighted average common shares outstanding for diluted earnings per common share	64,457,978	55,200,054	55,265,188	55,237,160	55,130,653	58,341,927	54,912,352

Selected Financial Data:
						Nine Months Ended
						September 30,
	3Q14	2Q14	1Q14	4Q13	3Q13	2014	2013
Performance Ratios:
Annualized return on average assets	0.22%	0.97%	0.86%	0.99%	1.05%	0.64%	1.07%
Annualized operating return on average assets (1)	1.16	0.99	0.93	1.02	1.11	1.04	1.09
Annualized return on average common equity	1.21	6.86	6.07	7.19	7.46	4.47	7.72
Annualized operating return on average common equity(1)	8.29	6.98	6.53	7.43	7.95	7.34	7.88
Annualized cash return on average tangible common equity(2)	2.23	10.47	9.39	11.23	11.74	7.09	12.19
Annualized cash operating return on average tangible common equity(3)	13.19	10.66	10.08	11.59	12.48	11.42	12.44
Net interest rate spread	3.66	3.40	3.51	3.37	3.52	3.54	3.48
Cost of funds(4)	0.26	0.26	0.27	0.27	0.30	0.27	0.34
Efficiency ratio(5)	63.46	67.68	66.84	66.56	65.81	65.65	63.89
Annualized net non-interest expense to average assets(6)	1.35	1.55	1.58	1.50	1.56	1.48	1.43
Core non-interest income to revenues (7)	38.23	35.22	33.41	34.68	33.51	35.99	34.36
Net interest margin	3.56	3.26	3.36	3.23	3.37	3.41	3.34
Tax equivalent effect	0.22	0.27	0.28	0.27	0.29	0.25	0.28
Net interest margin - fully tax equivalent basis(8)	3.78	3.53	3.64	3.50	3.66	3.66	3.62
Loans to deposits	79.93	71.58	74.39	77.39	76.54	79.93	76.54
Asset Quality Ratios:
Non-performing loans(9) to total loans	1.12%	1.99%	2.13%	1.87%	1.83%	1.12%	1.83%
Non-performing assets(9) to total assets	0.82	1.34	1.49	1.36	1.45	0.82	1.45
Allowance for loan losses to non-performing loans(9)	102.54	91.09	89.88	104.87	115.21	102.54	115.21
Allowance for loan losses to total loans	1.14	1.82	1.92	1.96	2.11	1.14	2.11
Net loan charge-offs to average loans (annualized)	0.04	0.18	0.45	0.23	0.18	0.21	0.14
Capital Ratios:
Tangible equity to tangible assets(10)	9.17%	9.89%	10.07%	9.65%	9.87%	9.17%	9.87%
Tangible common equity to tangible assets(11)	8.33	9.89	10.07	9.65	9.87	8.33	9.87
Tangible common equity to risk weighted assets(12)	10.33	13.97	13.82	13.27	13.40	10.33	13.40
Book value per common share(13)	$25.09	$24.73	$24.37	$24.14	$23.82	$25.09	$23.82
Less: goodwill and other intangible assets, net of benefit, per common share	9.73	7.92	7.94	7.98	7.99	9.73	7.99
Tangible book value per common share(14)	$15.36	$16.81	$16.43	$16.16	$15.83	$15.36	$15.83

Total capital (to risk-weighted assets)	13.58%	17.18%	17.09%	16.53%	16.70%	13.58%	16.70%
Tier 1 capital (to risk-weighted assets)	12.62	15.92	15.84	15.28	15.44	12.62	15.44
Tier 1 capital (to average assets)	12.27	11.61	11.65	11.22	11.39	12.27	11.39
Tier 1 common capital (to risk-weighted assets)	9.90	13.71	13.59	13.07	13.17	9.90	13.17

(1)
Annualized operating return on average assets is computed by dividing annualized operating earnings by average total assets. Annualized operating return on average common equity is computed by dividing annualized operating earnings by average common equity. Operating earnings is defined as net income as reported less non-core items, net of tax.

(2)
Net cash flow (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) divided by average tangible equity (average common stockholders' equity less average goodwill and average other intangibles, net of tax benefit).

(3)
Annualized cash operating return on average tangible common equity is computed by dividing annualized cash operating earnings (operating earnings plus other intangibles amortization expense, net of tax benefit, less dividends on preferred shares) by average tangible common equity. Operating earnings is defined as net income as reported less non-core items, net of tax.

(4)	Equals total interest expense divided by the sum of average interest bearing liabilities and noninterest bearing deposits.

(5)
Equals total non-interest expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(6)
Equals total non-interest expense excluding non-core items less total non-interest income excluding non-core items, and including tax equivalent adjustment on the increase in cash surrender value of life insurance divided by average assets.

(7)
Equals total non-interest income excluding non-core items and tax equivalent adjustment on the increase in cash surrender value of life insurance divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(8)	Represents net interest income on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.

(9)
Non-performing loans excludes purchased credit-impaired loans and loans held for sale.  Non-performing assets excludes purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(10)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(11)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(12)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(13)	Equals total ending stockholders’ equity divided by common shares outstanding.

(14)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures include operating earnings, core non-interest income, core non-interest income to revenues (with non-core items excluded from both core non-interest income and revenues), core non-interest expense, non-core non-interest income and non-core non-interest expense, net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, efficiency ratio and the ratio of annualized net non-interest expense to average assets with net gains and losses on investment securities, net gains and losses on sale of other assets, gain on extinguishment of debt and increase in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios, and contingent consideration expense, merger related expenses, loss on low to moderate income real estate investment and increase in market value of assets held in trust for deferred compensation excluded from the non-interest expense components of these ratios, with tax equivalent adjustment for tax-exempt interest income and increase in cash surrender value of life insurance, as applicable; ratios of tangible equity to tangible assets, tangible common equity to risk-weighted assets and Tier 1 common capital to risk-weighted assets; tangible book value per common share; and annualized cash return on average tangible common equity. Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions. Management also uses these measures for peer comparisons.

Management believes that operating earnings, core and non-core non-interest income and non-interest expense are useful in assessing our core operating performance and in understanding the primary drivers of our non-interest income and non-interest expense when comparing periods.

The tax equivalent adjustment to net interest income, net interest margin, tax-exempt interest income and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes. For the same reasons, management believes that the tax equivalent adjustments to tax-exempt interest income and increase in cash surrender value of life insurance are useful.

Management also believes that by excluding net gains and losses on investment securities, net gains and losses on sale of other assets, gain on extinguishment of debt and increase in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding contingent consideration expense, merger-related expenses, loss on low to moderate income real estate investment and increase in market value of assets held in trust for deferred compensation from the non-interest expense components, of the efficiency ratio and the ratio of annualized net non-interest expense to average assets, these ratios better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these ratios more meaningful when comparing our operating results from period to period.

In addition, management believes that presenting the ratio of Tier 1 common equity to risk-weighted assets is useful for assessing our capital strength and for peer comparison purposes. The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders. Management believes the presentation of these other financial measures, excluding the impact of such items, provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital, as well as our capital strength. Management also believes that providing measures that exclude balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers. In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

A reconciliation of net interest margin on a fully tax equivalent basis to net interest margin is contained in the tables under “Net Interest Margin.” A reconciliation of tangible book value per common share to book value per common share is contained in the “Selected Financial Ratios” table. Reconciliations of core and non-core non-interest income and non-interest expense to non-interest income and non-interest expense are contained in the tables under “Results of Operations—Third Quarter Results.”

The following table presents a reconciliation of tangible equity to stockholders' equity (in thousands):

	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Stockholders' equity - as reported	$1,991,368	$1,365,316	$1,343,780	$1,326,682	$1,309,468
Less: goodwill	698,946	423,369	423,369	423,369	423,369
Less: other intangible assets, net of tax benefit	28,954	13,659	14,422	15,228	16,196
Tangible equity	$1,263,468	$928,288	$905,989	$888,085	$869,903

The following table presents a reconciliation of tangible assets to total assets (in thousands):

	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Total assets - as reported	$14,506,043	$9,818,691	$9,437,303	$9,641,427	$9,257,618
Less: goodwill	698,946	423,369	423,369	423,369	423,369
Less: other intangible assets, net of tax benefit	28,954	13,659	14,422	15,228	16,196
Tangible assets	$13,778,143	$9,381,663	$8,999,512	$9,202,830	$8,818,053

The following table presents a reconciliation of tangible common equity to common stockholders' equity (in thousands):

	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Common stockholders' equity - as reported	$1,876,088	$1,365,316	$1,343,780	$1,326,682	$1,309,468
Less: goodwill	698,946	423,369	423,369	423,369	423,369
Less: other intangible assets, net of tax benefit	28,954	13,659	14,422	15,228	16,196
Tangible common equity	$1,148,188	$928,288	$905,989	$888,085	$869,903

The following table presents a reconciliation of average tangible equity to average common stockholders’ equity (in thousands):

						Nine Months Ended
						September 30,
	3Q14	2Q14	1Q14	4Q13	3Q13	2014	2013
Average common stockholders' equity - as reported	$1,613,277	$1,351,604	$1,335,223	$1,315,804	$1,297,498	$1,434,387	$1,291,988
Less: average goodwill	550,581	423,369	423,369	423,369	423,369	466,239	423,369
Less: average other intangible assets, net of tax benefit	19,769	13,990	14,758	15,647	16,620	16,191	17,605
Average tangible common equity	$1,042,927	$914,245	$897,096	$876,788	$857,509	$951,957	$851,014

The following table presents a reconciliation of net cash flow available to common stockholders to net income available to common stockholders (in thousands):

						Nine Months Ended
						September 30,
	3Q14	2Q14	1Q14	4Q13	3Q13	2014	2013
Net income available to common stockholders - as reported	$4,901	$23,106	$19,969	$23,856	$24,400	$47,976	$74,599
Add: other intangible amortization expense, net of tax benefit	956	763	806	968	983	2,525	2,987
Net cash flow available to common stockholders	$5,857	$23,869	$20,775	$24,824	$25,383	$50,501	$77,586

The following table presents a reconciliation of net income to operating earnings (in thousands):

						Nine Months Ended
						September 30,
	3Q14	2Q14	1Q14	4Q13	3Q13	2014	2013
Net income - as reported	$6,901	$23,106	$19,969	$23,856	$24,400	$49,976	$74,599
Less non-core items:
Net gain (loss) on investment securities	(3,246)	(87)	317	(15)	1	(3,016)	14
Net (loss) gain on sale of other assets	(7)	(24)	7	(323)	—	(24)	—
Gain on extinguishment of debt	1,895	—	—	—	—	1,895	—
Merger related expenses	(27,161)	(488)	(680)	(724)	(1,759)	(28,329)	(1,759)
Loss on low-income housing investment	—	(96)	(2,028)	—	—	(2,124)	—
Contingent consideration expense - Celtic acquisition	(10,600)	—	—	—	—	(10,600)	—
Total non-core items	(39,119)	(695)	(2,384)	(1,062)	(1,758)	(42,198)	(1,745)
Income tax expense on non-core items	(10,295)	(266)	(855)	(281)	(174)	(11,416)	(168)
Non-core items, net of tax	(28,824)	(429)	(1,529)	(781)	(1,584)	(30,782)	(1,577)
Operating earnings	$35,725	$23,535	$21,498	$24,637	$25,984	$80,758	$76,176

The following table presents a reconciliation of Tier 1 common capital to Tier 1 capital (in thousands):

	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Tier 1 capital - as reported	$1,402,796	$1,058,504	$1,038,600	$1,022,512	$1,002,883
Less: qualifying trust preferred securities	187,500	147,500	147,500	147,500	147,500
Less: preferred stock	115,280	—	—	—	—
Tier 1 common capital	$1,100,016	$911,004	$891,100	$875,012	$855,383

Efficiency Ratio Calculation (Dollars in Thousands)

						Nine Months Ended
						September 30,
	3Q14	2Q14	1Q14	4Q13	3Q13	2014	2013
Non-interest expense	$142,201	$78,030	$76,047	$76,641	$76,265	$296,278	$217,947
Less merger related expenses	27,161	488	680	724	1,759	28,329	1,759
Less loss on low to moderate income real estate investment	—	96	2,028	—	—	2,124	—
Less contingent consideration expense	10,600	—	—	—	—	10,600	—
Less (decrease) increase in market value of assets held in trust for deferred compensation	(38)	400	152	588	459	514	963
Non-interest expense - as adjusted	$104,478	$77,046	$73,187	$75,329	$74,047	$254,711	$215,225

Net interest income	$95,612	$68,072	$67,328	$68,263	$68,908	$231,012	$204,073
Tax equivalent adjustment	6,087	5,677	5,581	5,655	5,905	17,345	17,054
Net interest income on a fully tax equivalent basis	101,699	73,749	72,909	73,918	74,813	248,357	221,127
Plus non-interest income	61,087	39,928	36,612	39,045	37,707	137,627	115,349
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	460	449	445	457	458	1,355	1,366
Less net (loss) gain on investment securities	(3,246)	(87)	317	(15)	1	(3,016)	14
Less net (loss) gain on sale of other assets	(7)	(24)	7	(323)	—	(24)	—
Gain on extinguishment of debt	1,895	—	—	—	—	1,895	—
Less (decrease) increase in market value of assets held in trust for deferred compensation	(38)	400	152	588	459	514	963
Net interest income plus non-interest income - as adjusted	$164,642	$113,837	$109,490	$113,170	$112,518	$387,970	$336,865

Efficiency ratio	63.46%	67.68%	66.84%	66.56%	65.81%	65.65%	63.89%
Efficiency ratio (without adjustments)	90.75%	72.25%	73.16%	71.42%	71.53%	80.37%	68.23%

Annualized Net Non-interest Expense to Average Assets Calculation (Dollars in Thousands)

						Nine Months Ended
						September 30,
	3Q14	2Q14	1Q14	4Q13	3Q13	2014	2013
Non-interest expense	$142,201	$78,030	$76,047	$76,641	$76,265	$296,278	$217,947
Less merger related expenses	27,161	488	680	724	1,759	28,329	1,759
Less loss on low to moderate income real estate investment	—	96	2,028	—	—	2,124	—
Less contingent consideration expense	10,600	—	—	—	—	10,600	—
Less (decrease) increase in market value of assets held in trust for deferred compensation	(38)	400	152	588	459	514	963
Non-interest expense - as adjusted	104,478	77,046	73,187	75,329	74,047	254,711	215,225

Non-interest income	61,087	39,928	36,612	39,045	37,707	137,627	115,349
Less net (loss) gain on investment securities	(3,246)	(87)	317	(15)	1	(3,016)	14
Less net (loss) gain on sale of other assets	(7)	(24)	7	(323)	—	(24)	—
Gain on extinguishment of debt	1,895	—	—	—	—	1,895	—
Less (decrease) increase in market value of assets held in trust for deferred compensation	(38)	400	152	588	459	514	963
Non-interest income - as adjusted	62,483	39,639	36,136	38,795	37,247	138,258	114,372
Less tax equivalent adjustment on the increase in cash surrender value of life insurance	460	449	445	457	458	1,355	1,366
Net non-interest expense	$41,535	$36,958	$36,606	$36,077	$36,342	$115,098	$99,487

Average assets	$12,206,030	$9,575,896	$9,367,942	$9,567,388	$9,261,291	$10,393,719	$9,332,730

Annualized net non-interest expense to average assets	1.35%	1.55%	1.58%	1.50%	1.56%	1.48%	1.43%

Annualized net non-interest expense to average assets (without adjustments)	2.64%	1.60%	1.71%	1.56%	1.65%	2.04%	1.47%

Core Non-interest Income to Revenues Ratio Calculation (Dollars in Thousands)

						Nine Months Ended
						September 30,
	3Q14	2Q14	1Q14	4Q13	3Q13	2014	2013
Non-interest income	$61,087	$39,928	$36,612	$39,045	$37,707	$137,627	$115,349
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	460	449	445	457	458	1,355	1,366
Less net (loss) gain on investment securities	(3,246)	(87)	317	(15)	1	(3,016)	14
Less net (loss) gain on sale of other assets	(7)	(24)	7	(323)	—	(24)	—
Gain on extinguishment of debt	1,895	—	—	—	—	1,895	—
Less (decrease) increase in market value of assets held in trust for deferred compensation	(38)	400	152	588	459	514	963
Non-interest income - as adjusted	$62,943	$40,088	$36,581	$39,252	$37,705	$139,613	$115,738

Net interest income	$95,612	$68,072	$67,328	$68,263	$68,908	$231,012	$204,073
Tax equivalent adjustment	6,087	5,677	5,581	5,655	5,905	17,345	17,054
Net interest income on a fully tax equivalent basis	101,699	73,749	72,909	73,918	74,813	248,357	221,127
Plus non-interest income	61,087	39,928	36,612	39,045	37,707	137,627	115,349
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	460	449	445	457	458	1,355	1,366
Less net (loss) gain on investment securities	(3,246)	(87)	317	(15)	1	(3,016)	14
Less net (loss) gain on sale of other assets	(7)	(24)	7	(323)	—	(24)	—
Gain on extinguishment of debt	1,895	—	—	—	—	1,895	—
Less (decrease) increase in market value of assets held in trust for deferred compensation	(38)	400	152	588	459	514	963
Total revenue - as adjusted and on a fully tax equivalent basis	$164,642	$113,837	$109,490	$113,170	$112,518	$387,970	$336,865

Total revenue - unadjusted	$156,699	$108,000	$103,940	$107,308	$106,615	$368,639	$319,422

Core non-interest income to revenues ratio	38.23%	35.22%	33.41%	34.68%	33.51%	35.99%	34.36%

Non-interest income to revenues ratio (without adjustments)	38.98%	36.97%	35.22%	36.39%	35.37%	37.33%	36.11%

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	3Q14			3Q13			2Q14
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans held for sale	$313,695	$2,826	3.60%	$1,972	$—	—%	$497	$—	—%
Loans (1) (2) (3):
Commercial related credits
Commercial	2,179,924	24,446	4.39	1,166,887	12,263	4.11	1,229,799	11,912	3.83
Commercial loans collateralized by assignment of lease payments	1,561,414	14,669	3.76	1,429,169	13,726	3.84	1,476,618	14,693	3.98
Real estate commercial	2,138,485	24,783	4.53	1,652,339	19,996	4.73	1,620,658	17,008	4.15
Real estate construction	183,535	2,820	6.01	128,115	1,324	4.04	133,557	1,274	3.77
Total commercial related credits	6,063,358	66,718	4.31	4,376,510	47,309	4.23	4,460,632	44,887	3.98
Other loans
Real estate residential	409,119	4,608	4.51	307,555	2,961	3.85	309,848	2,809	3.62
Home equity	252,250	2,556	4.02	277,122	2,993	4.28	252,891	2,678	4.25
Indirect	274,493	3,647	5.27	250,003	3,365	5.34	269,556	3,579	5.33
Consumer loans	68,186	774	4.50	61,950	599	3.84	65,437	725	4.44
Total other loans	1,004,048	11,585	4.58	896,630	9,918	4.39	897,732	9,791	4.37
Total loans, excluding covered loans	7,067,406	78,303	4.40	5,273,140	57,227	4.30	5,358,364	54,678	4.09
Covered loans	114,686	2,258	7.81	281,896	4,391	6.18	158,371	2,441	6.18
Total loans	7,182,092	80,561	4.45	5,555,036	61,618	4.40	5,516,735	57,119	4.15
Taxable investment securities	1,726,352	11,028	2.56	1,292,366	6,330	1.96	1,434,300	8,794	2.45
Investment securities exempt from federal income taxes (3)	1,087,340	13,908	5.12	946,396	12,577	5.32	966,518	12,748	5.28
Federal funds sold	15,460	14	0.38	6,793	7	0.40	4,359	4	0.36
Other interest earning deposits	341,758	211	0.24	316,210	193	0.24	448,173	277	0.25
Total interest earning assets	$10,666,697	$108,548	4.04%	$8,118,773	$80,725	3.94%	$8,370,582	$78,942	3.78%
Non-interest earning assets	1,539,333			1,142,518			1,205,314
Total assets	$12,206,030			$9,261,291			$9,575,896
Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$3,518,314	$1,469	0.17%	$2,695,479	$862	0.13%	$2,880,910	$899	0.13%
Savings accounts	906,630	128	0.06	844,647	137	0.06	868,694	97	0.04
Certificates of deposit	1,411,407	1,375	0.40	1,309,539	1,444	0.44	1,157,805	1,124	0.40
Customer repurchase agreements	210,543	102	0.19	205,946	113	0.22	184,178	95	0.21
Total core funding	6,046,894	3,074	0.20	5,055,611	2,556	0.20	5,091,587	2,215	0.17
Wholesale funding:
Brokered accounts (includes fee expense)	417,346	1,643	1.56	263,448	1,990	3.00	220,396	1,634	2.97
Other borrowings	632,163	2,132	1.32	215,041	1,366	2.49	236,292	1,344	2.25
Total wholesale funding	1,049,509	3,775	1.33	478,489	3,356	2.47	456,688	2,978	2.33
Total interest bearing liabilities	$7,096,403	$6,849	0.38%	$5,534,100	$5,912	0.42%	$5,548,275	$5,193	0.38%
Non-interest bearing deposits	3,175,513			2,258,357			2,476,396
Other non-interest bearing liabilities	268,028			171,336			199,621
Stockholders' equity	1,666,086			1,297,498			1,351,604
Total liabilities and stockholders' equity	$12,206,030			$9,261,291			$9,575,896
Net interest income/interest rate spread (4)		$101,699	3.66%		$74,813	3.52%		$73,749	3.40%
Taxable equivalent adjustment		6,087			5,905			5,677
Net interest income, as reported		$95,612			$68,908			$68,072
Net interest margin (5)			3.56%			3.37%			3.26%
Tax equivalent effect			0.22%			0.29%			0.27%
Net interest margin on a fully tax equivalent basis (5)			3.78%			3.66%			3.53%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees and costs.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Nine Months Ended September 30,
	2014			2013
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans held for sale	$105,977	$2,826	3.56%	$3,259	$—	—%
Loans (1) (2) (3):
Commercial related credits
Commercial	1,550,916	48,670	4.14	1,193,034	37,436	4.14
Commercial loans collateralized by assignment of lease payments	1,506,309	43,681	3.87	1,357,417	39,512	3.88
Real estate commercial	1,798,587	59,123	4.33	1,699,235	60,475	4.69
Real estate construction	152,827	5,372	4.64	125,184	3,714	3.91
Total commercial related credits	5,008,639	156,846	4.13	4,374,870	141,137	4.25
Other loans
Real estate residential	343,836	10,409	4.04	309,075	9,288	4.01
Home equity	256,101	7,946	4.15	287,198	9,259	4.31
Indirect	269,226	10,617	5.27	231,383	9,563	5.53
Consumer loans	65,433	2,175	4.44	67,608	1,830	3.62
Total other loans	934,596	31,147	4.46	895,264	29,940	4.47
Total loans, excluding covered loans	5,943,235	187,993	4.23	5,270,134	171,077	4.34
Covered loans	164,455	7,169	5.83	346,721	13,328	4.14
Total loans	6,107,690	195,162	4.27	5,616,855	184,405	4.39
Taxable investment securities	1,516,281	27,968	2.46	1,383,975	18,749	1.81
Investment securities exempt from federal income taxes (3)	997,128	39,066	5.22	930,653	37,537	5.38
Federal funds sold	8,605	23	0.37	3,249	9	0.37
Other interest earning deposits	326,226	601	0.25	232,529	420	0.24
Total interest earning assets	$9,061,907	$265,646	3.92%	$8,170,520	$241,120	3.95%
Non-interest earning assets	1,331,812			1,162,210
Total assets	$10,393,719			$9,332,730
Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$3,045,178	$3,216	0.14%	$2,702,567	$2,622	0.13%
Savings accounts	879,336	334	0.05	835,754	409	0.07
Certificates of deposit	1,260,537	3,673	0.40	1,408,866	5,734	0.56
Customer repurchase agreements	195,136	293	0.20	191,789	312	0.22
Total core funding	5,380,187	7,516	0.19	5,138,976	9,077	0.23
Wholesale funding:
Brokered accounts (includes fee expense)	287,931	4,915	2.28	283,894	6,509	3.07
Other borrowings	368,220	4,858	1.74	230,021	4,407	2.53
Total wholesale funding	656,151	9,773	1.82	513,915	10,916	2.51
Total interest bearing liabilities	$6,036,338	$17,289	0.38%	$5,652,891	$19,993	0.47%
Non-interest bearing deposits	2,677,865			2,194,648
Other non-interest bearing liabilities	227,333			193,203
Stockholders' equity	1,452,183			1,291,988
Total liabilities and stockholders' equity	$10,393,719			$9,332,730
Net interest income/interest rate spread (4)		$248,357	3.54%		$221,127	3.48%
Taxable equivalent adjustment		17,345			17,054
Net interest income, as reported		$231,012			$204,073
Net interest margin (5)			3.41%			3.34%
Tax equivalent effect			0.25%			0.28%
Net interest margin on a fully tax equivalent basis (5)			3.66%			3.62%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees and costs.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The table below reflects the impact the purchase accounting loan discount accretion on Taylor Capital loans had on the loan yield and net interest margin on a fully tax equivalent basis for the three and nine months ended September 30, 2014:

	Three months ended			Nine months ended
	September 30, 2014			September 30, 2014
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Loan yield excluding purchase accounting discount accretion on Taylor Capital loans:
Total loans, as reported	$7,182,092	$80,561	4.45%	$6,107,690	$195,162	4.27%
Less purchase accounting discount accretion on non-PCI loans	(34,097)	5,892		(11,491)	5,892
Less purchase accounting discount accretion on PCI loans	(15,281)	282		(5,150)	282
Total loans, excluding purchase accounting discount accretion on Taylor Capital loans	$7,231,470	$74,387	4.08%	$6,124,331	$188,988	4.13%

Net interest margin on a fully tax equivalent basis, excluding purchase accounting discount accretion on Taylor Capital loans:
Total interest earning assets, as reported	$10,666,697	$101,699	3.78%	$9,061,907	$248,357	3.66%
Less purchase accounting discount accretion on non-PCI loans	(34,097)	5,892		(11,491)	5,892
Less purchase accounting discount accretion on PCI loans	(15,281)	282		(5,150)	282
Total interest earning assets, excluding purchase accounting discount accretion on Taylor Capital loans	$10,716,075	$95,525	3.54%	$9,078,548	$242,183	3.57%

Provision will be recognized on legacy Taylor Capital loans as they renew and will largely offset the positive impact of the loan discount accretion on non-purchase credit impaired loans. During the third quarter of 2014, a provision of approximately $4.7 million was recorded related to legacy Taylor Capital loans.